Exhibit 99.1

Bank of Commerce Holdings (NASDAQ: BOCH)
Company Profile
•	Founded 1982

•	Five offices — three markets

•	Redding Bank of Commerce™

•	Roseville Bank of Commerce™

•	Sutter Bank of Commerce™

•	Bank of Commerce Mortgage™
Investor Highlights
•	5% stock dividend — 1986

•	Annual cash dividends — 1988

•	Two for one stock split — 1985

•	Three for one stock split — 1998

•	10% stock dividend — 2000

•	Three for one stock split — 2004

•	Quarterly cash dividends — since 2005

•	ACQB Index — America’s Community Bank Index
Business Overview
Bank of Commerce Holdings (the “Holding Company”) is a financial holding company (“FHC”) registered under the Bank Holding Company Act of 1956, as amended, and was incorporated in California on January 21, 1982. The Company owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™.
Company Press Release
For immediate release:
Bank of Commerce Holdings™ reports record income of $6.6 million for 2006
REDDING, California, January 31, 2007/ PR Newswire— Bank of Commerce Holdings (NASDAQ: BOCH), a $583.4 million asset financial holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced record income of $6.6 million for 2006.
2006 HIGHLIGHTS
•	Record Income $6.6 million

•	Record loan growth $46 million

•	BOCH featured at America’s Community Bankers Investment Conference

•	Sutter Bank of Commerce™ opens in Yuba City

•	$1 million grant for the “Bridge to New Life Project”

•	Treasury Stock Repurchase program announced

•	Quarterly dividends of $0.07,$0.07,$0.07 and $0.09
“We are very proud to report a 21 percent increase in stock price over the prior year. Our stock reached a record high during the quarter. Our performance is well above average meeting our goal of achieving upper quartile performance, compared to our peers” said Michael C. Mayer, President and CEO of the Company.

Contact Information
Michael C. Mayer, President & CEO
Telephone (530) 224-7361
Linda J. Miles, Chief Financial Officer
Telephone (530) 224-7318
www.reddingbankofcommerce.com
Market Data
Exchange: NASDAQ
Exchange: NASDAQ
Symbol: BOCH
Shares outstanding at 12/31/06: 8,847,042
Market Cap: $106,076,034
Recent Price : $11.99
52 week range: $9.14 — $12.49
Price/ Book (%): 239.35
SNL™ Peer Price/Book (%): 211.48
Price/Earnings (x): 15.32
SNL™ Peer Price/Earnings (x): 15.90
Price/LTM EPS (x): 15.32
Dividend Yield (%): 2.37
SNL ™ Peer Dividend Yield(%): 1.53
YTD Volume traded: 746,077
Insider Ownership: 30.29%
FINANCIAL PERFORMANCE
Diluted earnings per share were $0.74, up 4.2%over the prior year of $0.71. Our balance sheet grew by 14.0% or $71.8 million over the prior year end. Loans, the single largest asset of the Company grew by 12.6% or $45.7 million and deposit growth was up by 18.1% or $67.3 million.
REVENUE
Top line revenues grew by 31.9% or $9.5 million reflective of the volume increases in loan generating activities. Merchant processing income enjoyed a 9.9% increase and payroll processing fees grew by 8.1% over the prior year. Mortgage brokerage fee income declined by approximately $178,000 over the prior year due to the decrease in mortgage loan activities.
LOANS
Net portfolio loans increased $45.7 million or 12.6%, to $409.0 million at December 31, 2006 over $363.3 million at December 31, 2005. The increase is primarily due to increased activity in commercial and industrial and the commercial real estate sectors. During 2006, commercial and industrial loans increased $13.0 million or 9.1% while the real estate related portfolio increased $32.2 million or 12.8%. The Company concentrates its lending activities primarily within Shasta, El Dorado, Placer Sacramento, Sutter, Yuba and Tehama counties, in California, and the location of the five full service offices of the Bank. The Company has a diversified loan portfolio and a significant portion of its customers’ ability to repay the loans is dependent upon the professional services and residential real estate development industry sectors. Generally, the loans are secured by real estate or other assets and are expected to be repaid from cash flows of the borrower or proceeds from the sale of the collateral.
NET INTEREST INCOME
Net interest income increased to $22.0 million in 2006 versus $20.2 million in 2005 and $16.9 million in 2004, representing an 8.9% increase in 2006 over 2005, and a 19.8% increase in 2005 over 2004. The average balance of total earning assets increased to $517.5 million in 2006 compared to $440.8 million in 2005, a 17.4% increase.

Yields on portfolio loans increased 108 basis points to 8.22% compared to 7.14% in 2005. The yield increase, coupled with the volume of loan growth represents the increase in net interest margin over the prior year. Yields on all earning assets increased 95 basis points to 7.27% compared to 6.32% in 2005. Likewise, funding costs increased 145 basis points to 3.69% compared with 2.24% in 2005, reflective of the growth in certificate and repurchase accounts, and the competitive market for deposit accounts.
NON INTEREST INCOME
The Company’s non-interest income consists of payroll and benefit processing fees, processing fees for merchants who accept credit card payments for goods and services, service charge on deposit accounts, mortgage servicing fees and other service fees. For the year ended December 31, 2006, non-interest income represented 4.9% of the Company’s revenues (interest income plus non-interest income) versus 7.1% in 2005 and 9.5% in 2004.
Payroll and benefit processing fees increased 8.1% or $29,000 over the prior year due to increased volumes.
During the third quarter 2006, available-for-sale securities were sold to reposition the investment portfolio into higher yielding tax exempt investments. Mortgage activities slowed considerably during 2006 reflective in the fee income of $71,000 compared to $249,000 in 2005 a 71.5% decrease year over year.
NON INTEREST EXPENSE
Non-interest expense consists of salaries and related employee benefits, occupancy and equipment expenses, data processing fees, professional fees, directors’ fees and other operating expenses. The increase in operating expense for 2006 over 2005 is primarily due to salaries and benefits reflective of the growth in assets and the opening of the Sutter Bank of Commerce. Non-interest expense for 2006 increased to $13.3 million compared to $11.7 million for 2005 and $10.6 million in 2004, representing an increase of $1.6 million or 13.5% in 2006, and $1.1 million or 10.6% in 2005.
CREDIT QUALITY
The Company’s loan portfolio is sound and performing well. The Company’s OREO (Other Real Estate Owned) remained at $0 during 2006, 2005 and 2004. Non-accrual loans were reduced to $0 during 2006.

The Company’s allowance for loan losses was 1.18% of total loans at December 31, 2006 and 1.17% at December 31, 2005, while its ratio of non-performing assets to total assets was 0.00% at December 31, 2006, compared to 0.08% at December 31, 2005. Provisions for loan losses were $226,000 compared to $448,000 for the year ended 2005.
FACILITIES
Construction is well underway on the Company’s Technology and Administrative Support Center (TASC) with an anticipated completion date of March 1, 2007 — located at 1891 Churn Creek Road, Redding, California.
CAPITAL STRENGTH
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™. The Company is a federally insured California financial services company and opened on October 22, 1982.
BOCH is a NASDAQ Global Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:

Howe Barnes Hoefer & Arnett/ Dave Bonaccorso	Morgan Stanley/ Rick Hill
555 Market Street, 18th Floor	310 Hemsted Drive, Suite 100
San Francisco, CA	Redding, CA
(800) 346-5544	(800) 733-6126

Wachovia Securities/ Ken Myers, Rick Hansen	Raymond James Financial/ Geoff Ball
10466 Brunswick Road	1805 Hilltop Drive, Suite 106
Grass Valley, CA	Redding, CA
(888) 383-3112	(800) 926-5040

This press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and under the heading “Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 and 2005

	2006	2005
ASSETS

Cash and due from banks	$14,661,386	$17,435,887
Federal funds sold and securities purchased under agreements to resell	24,605,000	9,120,000

Cash and cash equivalents	39,266,386	26,555,887
Securities available-for-sale (including pledged collateral of $71,686,000 at December 31, 2006 and $50,102,000 at December 31, 2005)	95,601,107	94,014,027
Securities held-to-maturity, at cost (estimated fair value of $10,792,938 at December 31, 2006 and $6,881,172 at December 31, 2005)	10,810,113	6,932,652
Loans, net of the allowance for loan and lease losses of $4,904,266 at December 31, 2006 and $4,316,379 at December 31, 2005	408,989,228	363,305,161
Bank premises and equipment, net	8,595,044	5,630,684
Other assets	20,180,149	15,205,234

TOTAL ASSETS	$583,442,027	$511,643,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$84,778,916	$86,219,092
Demand — interest bearing	119,437,370	109,100,520
Savings accounts	22,748,885	27,539,918
Certificates of deposit	212,442,258	149,256,239

Total Deposits	439,407,429	372,115,769

Securities sold under agreements to repurchase	37,116,610	22,885,658
Federal Home Loan Bank borrowings	40,000,000	55,000,000
Other liabilities	7,536,738	7,194,315
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465,000	15,310,000

Total liabilities	539,525,777	472,505,742

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value; 2,000,000 shares authorized; no shares issued and outstanding in 2006 and 2005	—	—
Common stock, no par value; 50,000,000 shares authorized; 8,847,042 shares issued and outstanding in 2006 and 8,657,896 shares issued and outstanding in 2005	11,517,368	11,009,346

Retained earnings	33,336,032	29,418,643
Accumulated other comprehensive (loss) income, net of tax	(937,150)	(1,290,086)

Total stockholders’ equity	43,916,250	39,137,903

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$583,442,027	$511,643,645

BANK OF COMMERCE HOLDINGS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
Interest income:
Interest and fees on loans	$32,394,766	$24,069,980	$18,444,703
Interest on tax-exempt securities	786,972	332,385	225,976
Interest on U.S. government securities	3,421,191	2,910,695	2,175,274
Interest on federal funds sold and securities purchased under agreement to resell	871,879	491,019	143,449
Interest on other securities	135,651	59,909	6,788

Total interest income	37,610,459	27,863,988	20,996,190

Interest expense:
Interest on demand deposits	1,504,180	938,532	429,699
Interest on savings deposits	288,883	182,994	103,670
Interest on certificates of deposit	8,485,799	4,331,468	2,876,236
Interest on securities sold under repurchase agreements	1,138,242	430,754	3,161
Interest on FHLB borrowings	3,079,432	1,161,762	446,271
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trusts	1,078,884	580,935	250,495

Total interest expense	15,575,420	7,626,445	4,109,532

Net interest income	22,035,039	20,237,543	16,886,658
Provision for loan and lease losses	225,900	447,700	554,000

Net interest income after provision for loan and lease losses	21,809,139	19,789,843	16,332,658

Non-interest income:
Service charges on deposit accounts	345,737	393,661	475,971
Payroll and benefit processing fees	385,867	356,957	343,086
Earnings on cash surrender value —
Bank owned life insurance	328,743	209,322	258,539

Net (loss) gain on sale of securities available-for-sale	(170,524)	(1,537)	0
Net gain on sale of loans	89,851	145,594	94,878
Merchant credit card service income, net	380,066	345,721	433,822
Mortgage brokerage fee income	71,350	249,049	186,188
Other income	497,141	424,973	403,437

Total non-interest income	1,928,231	2,123,740	2,195,921

Non-interest expense:
Salaries and related benefits	8,020,136	6,883,754	5,938,672
Occupancy and equipment expense	1,845,664	1,572,458	1,534,490
FDIC insurance premium	47,670	48,659	47,843
Data processing fees	216,313	303,316	253,895
Professional service fees	683,602	648,871	802,742
Payroll processing fees	103,518	110,376	0
Deferred compensation expense	368,809	321,321	280,771

Stationery and supplies	230,843	241,144	208,102
Postage	112,740	104,439	96,780
Directors’ expenses	243,428	219,687	266,911
Other expenses	1,460,008	1,294,684	1,189,790

Total non-interest expense	13,332,731	11,748,709	10,619,996

Income before income taxes	10,404,639	10,164,874	7,908,583
Provision for income taxes	3,836,930	3,886,504	2,930,908

Net Income	$6,567,709	$6,278,370	$4,977,675

Basic earnings per share	$0.75	$0.73	$0.60

Weighted average shares — basic	8,759,568	8,600,270	8,282,588
Diluted earnings per share	$0.74	$0.71	$0.57

Weighted average shares — diluted	8,931,584	8,844,626	8,702,611

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data
(Unaudited)
For the Quarter Ended

	Dec. 31,	Sept 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2006	2006	2006	2006	2005	2005	2005

Cash and due from banks	$14,661	$17,535	$12,668	$11,819	$17,436	$14,759	$19,300

Federal funds sold and securities purchased under agreements to resell	24,605	28,010	14,155	9,835	9,120	8,550	11,895

Total Cash & Equivalents	39,266	45,545	26,823	21,654	26,556	23,309	31,195
Securities available-for-sale	95,601	97,614	97,366	93,645	94,014	98,107	72,709
Securities held to maturity, at cost	10,810	10,841	11,141	7,620	6,933	5,813	5,889
Loans, net of allowance for loan losses	408,990	403,657	401,185	374,983	363,305	342,004	340,230
Bank premises and equipment, net	8,595	7,350	6,690	6,261	5,631	5,547	5,581
Other assets	20,180	20,211	20,942	18,733	15,205	13,228	12,611

TOTAL ASSETS	$583,442	$585,218	$564,147	$522,896	$511,644	$488,008	$468,215

Liabilities:
Demand — non-interest bearing	$84,779	$81,125	$74,505	$74,519	$86,219	$80,516	$77,960
Demand — interest bearing	119,437	111,439	101,492	102,003	109,101	116,137	115,772
Savings	22,749	22,610	23,111	28,477	27,540	26,078	26,898
Certificates of deposit	212,442	214,019	189,577	173,106	149,256	150,260	148,507

Total deposits	439,407	429,193	388,685	378,105	372,116	372,991	369,137

Securities sold under agreements to repurchase	37,117	35,260	32,507	25,117	22,886	20,461	21,537
Federal Home Loan Bank borrowings	40,000	55,000	80,000	55,000	55,000	35,000	30,000
Other liabilities	7,537	6,352	6,536	8,864	7,194	5,809	5,119
Junior subordinated debt payable to subsidiary grantor trust	15,465	15,465	15,465	15,465	15,310	15,310	5,000

Total liabilities	539,526	541,270	523,193	482,551	472,506	449,571	430,793

Stockholders’ equity:
Common stock	11,517	12,416	11,442	11,198	11,009	10,998	10,894
Retained earnings	33,336	32,526	31,479	30,535	29,419	28,240	27,097
Accumulated other comprehensive income (loss), net	(937)	(994)	(1,967)	(1,388)	(1,290)	(801)	(569)

Total stockholders’ equity	43,916	43,948	40,954	40,345	39,138	38,437	37,422

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$583,442	$585,218	$564,147	$522,896	$511,644	$488,008	$468,215

Interest Income:
Net interest income	$5,418	$5,530	$5,674	$5,413	$5,395	$5,125	$4,861
Provision for loan losses	0	72	143	11	6	88	177

Net interest income after provision for loan losses	5,418	5,458	5,531	5,402	5,389	5,037	4,684

Non-interest Income:
Service charges	91	81	86	88	91	98	102
Merchant credit card service income, net	100	89	93	77	78	81	78
Net (loss) on sale of securities available-for-sale	0	(171)	0	0	0	0	0
Mortgage brokerage fee income	(13)	32	35	17	7	85	71
Other income	363	397	298	266	343	251	297

Total non-interest income	541	428	512	448	519	515	548
Non-interest Expense:
Salaries and related benefits	2,150	1,996	1,996	1,878	1,796	1,750	1,645
Net Occupancy and equipment expense	496	467	448	435	399	437	349
Professional service fees	181	149	150	204	72	199	173
Other expenses	659	687	716	721	579	709	720

Total non-interest expense	3,486	3,299	3,310	3,238	2,846	3,095	2,887

Income before income taxes	2,473	2,587	2,733	2,612	3,062	2,457	2,345
Provision for income taxes	858	915	1,044	1,020	1,191	897	874

Net Income	$1,615	$1,672	$1,689	$1,592	$1,871	$1,560	$1,471

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data
(Unaudited)
For the Quarter Ended

Key Financial Information	Dec. 31,	Sept 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Unaudited)	2006	2006	2006	2006	2005	2005	2005

Net earnings per share — basic	$0.18	$0.19	$0.19	$0.18	$0.23	$0.18	$0.17
Net earnings per share — diluted	$0.17	$0.19	$0.19	$0.18	$0.21	$0.17	$0.16
Dividends per share	$0.09	$0.07	$0.07	$0.07	$0.08	$0.06	$0.06
Net Interest Margin	4.04%	4.33%	4.47%	4.47%	4.59%	4.56%	4.66%

Average Total Equity	$42,399	$38,211	$41,629	$41,951	$49,812	$45,151	$41,101
Return on Average Equity	15.24%	15.11%	16.23%	15.18%	18.80%	17.75%	16.30%
Average Assets	$570,491	$542,328	$540,924	$512,679	$494,671	$477,709	$457,036
Return on Average Assets	1.13%	1.17%	1.25%	1.24%	1.51%	1.31%	1.29%
Efficiency Ratio	58.50%	54.69%	53.51%	56.69%	48.12%	54.88%	53.37%

Total Assets	$583,442	$585,218	$564,147	$522,741	$511,644	$488,008	$468,215
Loans, net of allowances	$408,990	$403,657	$401,185	$374,983	$363,305	$342,004	$340,230
Deposits	$439,407	$429,193	$388,685	$378,105	$372,116	$372,991	$369,137
Stockholders’ Equity	$43,916	$43,948	$40,954	$40,345	$39,138	$38,437	$37,422
Total shares outstanding	8,847	8,927	8,730	8,718	8,658	8,655	8,618
Book Value per share	$4.96	$4.93	$4.70	$4.63	$4.52	$4.45	$4.34

Loan to deposit ratio	93.08%	94.05%	103.22%	99.18%	97.63%	91.69%	92.17%
Non-performing assets to total assets	0.00%	0.00%	0.00%	0.02%	0.08%	0.31%	0.73%
Non-performing loans to total loans	0.00%	0.00%	0.00%	0.03%	0.11%	0.44%	1.00%
Allowance for loans losses to total loans	1.18%	1.16%	1.11%	1.13%	1.17%	1.23%	1.20%

Leverage capital	9.38%	9.99%	9.62%	10.05%	10.19%	10.05%	9.25%
Tier 1 risk based capital	11.52%	11.64%	11.36%	12.00%	12.05%	12.36%	11.15%
Total risk based capital	12.64%	12.73%	12.41%	13.09%	13.09%	13.43%	12.23%